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                                 THE LAW FIRM OF
                               HAMADA & MATSUMOTO



                                                              July 17, 1997

Warburg, Pincus Institutional Fund, Inc.
466 Lexington Avenue
New York, New York 10017-3147

Ladies and Gentlemen:

We have acted as counsel to Japan Growth Portfolio of Warburg, Pincus Institutional Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, as to matters of Japanese law.

We hereby confirm that the information set forth under the caption "Japan Growth Portfolio" (page 30) in the section entitled "Dividends, Distributions and Taxes" in the Prospectuses contained in the Fund's Registration Statement on Form N-1A, as amended (the "Registration Statement"), has been reviewed by us and in our opinion is correct. In addition, we hereby consent to the reference to us in the Prospectuses and to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                  Very truly yours,

                                                   HAMADA & MATSUMOTO

                                                    By: /s/Yogo Kimura
                                                           Yogo Kimura

YK:kyo